EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-40599) of our reports dated January 31, 1997 on our audits of the consolidated financial statements and financial statement schedule of Savoir Technology Group, Inc. (formerly named Western Micro Technology, Inc.) as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in the 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                                 COOPERS & LYBRAND L.L.P.

                                                 /s/ COOPERS & LYBRAND L.L.P.



San Jose, California
January 9, 1998